UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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OFFICE DEPOT, INC.
(Name of Registrant as Specified in its Charter)
Levitt Corporation Woodbridge Equity Fund LLLP Mark Begelman Martin E. Hanaka
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Woodbridge Equity Fund LLLP
Woodbridge Capital Corporation, a wholly-owned subsidiary of Levitt Corporation, is the general partner of, and Levitt Corporation is the limited partner of, Woodbridge Equity Fund LLLP.  Woodbridge Equity Fund LLLP is a beneficial owner of Office Depot, Inc. securities and a participant in the proxy solicitation.

Levitt Corporation
Levitt Corporation, directly and through its wholly-owned subsidiaries, historically has been a real estate development company.  Going forward, Levitt Corporation intends to pursue acquisitions and investments opportunistically within and outside the real estate industry.

Additional Information
Levitt Corporation and Woodbridge Equity Fund LLLP (together, the “Woodbridge Group”), and Mark Begelman and Martin E. Hanaka (together, the "Nominees" and, together with the Woodbridge Group, the "Proponents") filed a proxy statement with the Securities and Exchange Commission (the “SEC”) on March 27, 2008 containing information about the solicitation of proxies for the 2008 Annual Meeting of the shareholders of Office Depot, Inc. (the “Company”).

Investors and security holders of the Company are urged to read the proxy statement because it contains important information.  Detailed information relating to the Proponents and Alan B. Levan, John E. Abdo and Seth Wise, who may be deemed to be participants in the solicitation of proxies from Company shareholders (collectively with the Proponents, the "Participants"), can be found in the proxy statement filed by the Proponents.  The proxy statement and other relevant documents relating to the solicitation of proxies by the Proponents are available at no charge on the SEC’s website at http://www.sec.gov.  In addition, the Proponents will provide copies of the proxy statement and other relevant documents without charge upon request.  Requests for copies should be directed to the Proponent’s proxy solicitor, Georgeson Inc. at 1-877-651-8856.

Forward-Looking Information
Some of the statements contained herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that involve substantial risks and uncertainties. Some of the forward-looking statements can be identified by the use of words such as "anticipate," "believe," "estimate," "may," "intend," "expect," "will," "should," "seeks" or other similar expressions. Forward-looking statements are based largely on management's expectations and involve inherent risks and uncertainties. In addition to the risks identified below, you should refer to Levitt Corporation’s and Office Depot’s periodic and current reports filed with the SEC for specific risks which could cause actual results to be significantly different from those expressed or implied by those forward-looking statements.  Any number of important factors which could cause actual results to differ materially from those in the forward-looking statements include: the costs and disruption to Levitt Corporation’s or Office Depot’s business arising from the proxy contest and related litigation; the diversion of management time to issues related to the proxy contest; the ability to successfully solicit sufficient proxies to elect the Nominees to the board of directors of Office Depot; the ability of the Nominees to influence the other directors and the management of Office Depot and to improve the corporate governance and strategic direction of the Company; risk factors associated with the business of Levitt Corporation, as described in Levitt Corporation’s periodic reports filed with the SEC, which may be viewed free of charge on the SEC's website at http://www.sec.gov; and risk factors associated with the business of Office Depot as described in Office Depot’s Form 10-K for the fiscal year ended December 29, 2007, and in other periodic reports of Office Depot, which are available free of charge on the SEC’s website, at http://www.sec.gov.  Accordingly, you should not rely on forward-looking statements as a prediction of actual results.

The Proponents intend to use the following presentation as the basis for discussion with certain stockholders of the Company.

REBUILDING OFFICE DEPOT

Woodbridge

April 2008

www.RebuildOfficeDepot.com

REBUILD OFFICE DEPOT

Disclaimer

This presentation is for general informational purposes only. The views expressed herein represent the opinions of Woodbridge, whose analysis is based on publicly available information. Woodbridge recognizes that there may be confidential information in the possession of Office Depot that could lead Office Depot to disagree with Woodbridge's conclusions. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of any information contained in this presentation. Woodbridge disclaims any obligation to update the information contained herein and reserves the right to modify or change its conclusions at any time in the future.

This presentation does not recommend the purchase or sale of any security nor is it an offer to sell or a solicitation of an offer to buy any security. Furthermore, this presentation is not and should not be considered a solicitation of proxies in connection with any present or future proxy solicitation.

Woodbridge represents a group of investors that, as of the date hereof, beneficially owns, in the aggregate, approximately 1.1% of the outstanding shares of common stock of Office Depot. Members of Woodbridge reserve the right to acquire additional shares of common stock or sell or otherwise dispose of any or all of the shares of common stock of Office Depot beneficially owned by them in the open market, in privately negotiated transactions or otherwise. Woodbridge may also take any other action with respect to Office Depot or any of its debt or equity securities in any manner permitted by law.

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Situation Overview

- Under the current board and management team, Office Depot shareholders have seen the value of their investment sharply decline.

- Woodbridge is seeking to elect two highly-qualified nominees to the Office Depot Board of Directors for election at the 2008 Annual Meeting:
  - Mark Begelman
    - Co-founder of Office Club, an office supply retailer, which merged with Office Depot in 1991
    - Former President and Chief Operating Officer of Office Depot
  - Martin E. Hanaka
    - Former Chief Executive Officer and director of The Sports Authority, Inc.
    - Former President and Chief Operating Officer and director of Staples, Inc.

- We believe that our nominees should serve in place of Office Depot director candidates David I. Fuente and Steve Odland, Chief Executive Officer.

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Introduction to Woodbridge

- Woodbridge consists of Woodbridge Equity Fund LLLP and Levitt Corporation (NYSE: LEV).
- Levitt Corporation, directly and through its wholly-owned subsidiaries, historically has been a real estate development company. Going forward, Levitt Corporation intends to pursue acquisitions and investments opportunistically within and outside the real estate industry.
- Woodbridge Capital Corporation, a wholly-owned subsidiary of Levitt Corporation, is the general partner of, and Levitt Corporation is the limited partner of, Woodbridge Equity Fund LLLP.
- Woodbridge is a beneficial owner of 3,000,200 shares of Office Depot, or approximately 1.1% of shares outstanding, and a participant in the proxy solicitation.
- Woodbridge invested in Office Depot because it believes the stock is undervalued and that Office Depot has been underperforming relative to its competitors.
- We believe that our highly-qualified board nominees will provide the new perspective necessary to help turn around Office Depot and create shareholder value.

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Change is Needed Now at Office Depot

- The management of Office Depot has had ample time to enact change and deliver improvements in operational and financial performance and have failed to do so.
- Office Depot's board has allowed the company to continue to underperform.
- Over the last two years, Office Depot shares have declined substantially and recently closed at a low of $10.86 on March 17, 2008, a 76% decline from the high of $44.46 recorded on May 11, 2006, at the market close.
- Office Depot has underperformed its top competitor, Staples, Inc., on virtually all key retail metrics over the last several years while operating in the same macro economic environment.
- Industry analysts who closely follow the company have expressed significant concerns about the ability of the board and CEO to execute the changes necessary to turn around the company.
- The newly announced "long-range strategic plan" addresses the same issues the company has been facing since 2005.
- Our nominees will bring a new voice for change to the Office Depot board.

SHAREHOLDERS HAVE WAITED LONG ENOUGH FOR A TURNAROUND OF OFFICE DEPOT

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Office Depot Has Underperformed Staples and the S&P 500

Indexed Share Price Returns
250
230
210
190
170
150
130
110
90
70
50
1/1/02
5/1/02
9/1/02
1/1/03
5/1/03
9/1/03
1/1/04
5/1/04
9/1/04
1/1/05
5/1/05
9/1/05
1/1/06
5/1/06
9/1/06
1/1/07
5/1/07
9/1/07
1/1/08
ODP
S&P 500
SPLS

Source: FactSet

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Insiders Have Benefited as Shares Have Declined

David Fuente sold 1 million shares at the absolute peak, during May 11-12, 2006
Steve Odland received compensation worth $17.8 million in 2007*
Share Price in $
Trading Volume (# of Shares)
50
45
40
35
30
25
20
15
10
5
0
35,000,000
30,000,000
25,000,000
20,000,000
15,000,000
10,000,000
5,000,000
0
3/27/2006
3/27/2007
3/27/2008
Trading Volume
ODP Share Price

*Based on grant date fair value of the options

Source: FactSet

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Calls for Change: Industry Analysts Make the Case for Change*

JP Morgan Analyst Stephen C. Chick, March 3, 2008

- "We think the turnaround of the company would be better accomplished under different leadership."

- "BOD has fiduciary responsibility and needs to be accountable. Shareholder activism here is likely – from current shareholders or future ones. As a point of reference, the BOD of home improvement chain Home Depot's eventually found religion."

Credit Suisse Analyst Gary Balter, September 6, 2007

- "On its own, we do not expect management to work their way out of their problems anytime soon. One can question whether given the performance if this is the right team to even try."

Jeffries & Company Analyst Daniel Binder, February 27, 2008

- "The bad news is that management's actions were not constructive enough or fast enough to better navigate through this downturn."

**Permission to excerpt was neither sought nor obtained.*

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Office Depot is Significantly Underperforming the Retail Sector Average*

THE NEW YORK TIMES, WEDNESDAY, MARCH 26, 2008

MARKET GAUGES

S.&P. 500 1,352.99 +3.11

SECTOR SNAPSHOT

Retailing

Shares of retailers took a beating after glum news about consumer confidence. The Conference Board's consumer confidence index slumped to 64.5 in March, a five-year low.

Tracking Performance

TOP FIVE OVER THE LAST YEAR	
Gamestop	+97.0%
Amazon.com	+92.8
Tjx Companies	+27.6
Gap	+16.1
Abercrombie & Fitch	+ 8.8

BOTTOM FIVE	
Macy's	–45.1%
J.C. Penney	–46.8
[illegible]	[illegible]
Office Depot	–65.[illegible]
[illegible]	[illegible]

TOP FIVE OVER THE LAST WEEK	
Tiffany	+19.7%
Macy's	+15.5
Big Lots	+18.4
Circuit City	+17.2
Kohls	+16.9

BOTTOM FIVE	
Tjx Companies	+ 8.0%
Iac/Interactivecorp	+ 6.8
Gap	+ 5.3
Genuine Parts	+ 4.1
Sherwin-Williams	+ 3.4

Versus the rest of the market

OVER THE LAST YEAR	
Energy	+19.0%
Materials	+ 7.4
Consumer staples	+ 6.7
Industrials	+ 3.5
Information technology	+ 1.1
Utilities	– 5.7
S.&P. 500	– 5.8
Health care	– 7.0
[illegible]	–12.4
Consumer discretionary	–16.[illegible]
Retailing	–21.9
[illegible]	[illegible]

BEHIND
AHEAD OF S.&P. 500 OVER THE LAST WEEK
ONE-YEAR PRICE RETURN
ONE-WEEK PRICE RETURN
Amazon.com
Gamestop
Tjx Companies
Gap
Abercrombie & Fitch
AutoZone
Expedia
Tiffany
Genuine Parts
Sherwin-Williams
S.&P. 500 RETURN
Best Buy
Target
Staples
RETAILING AVERAGE
Lowes
AutoNation
Family Dollar
Big Lots
Bed Bath & Beyond
Home Depot
Limited Brands
RadioShack
Nordstrom
Kohls
Sears
Dillard
J.C. Penney
Macy's
OfficeMax
Office Depot
Circuit City

Category versus the S.&P. 500 over the last year

	DAY	WEEK	MONTH	YEAR
Retailing	–1.1%	+11.8	+0.2	–21.9
S.&P. 500	+0.2	+ 6.0	–1.4	–5.8

How to read the chart

The chart shows how companies in a category performed versus the S.&P. 500 over the last week and year.

Circles are sized according to their current market capitalization in the category index.

*Permission to excerpt was neither sought nor obtained.

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Operating Margin Differential Between Office Depot and Staples Has Increased Since 2000

Office Depot and Staples - Operating Margin %
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
2000
2001
2002
2003
2004
2005
2006
2007
ODP Operating Margin
SPLS Operating Margin

Source: Company reports

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Free Cash Flow at Office Depot was Negative in 2007

Office Depot and Staples - Free Cash Flow
($ in millions)
$1,000
$800
$600
$400
$200
$0
-$200
2000
2001
2002
2003
2004
2005
2006
2007
ODP Free CF
SPLS Free CF

Source: Company reports

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Office Depot Seeing Declining North American Store Productivity

Office Depot and Staples - North American Sales per Average Store
From 2000 - 2007 Staples dropped 5%
Office Depot dropped 24%
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
2000
2001
2002
2003
2004
2005
2006
2007
ODP Sales per Average Store
SPLS Sales per Average Store

Source: Company reports

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Same-Store Sales Continue to Underperform Staples

Office Depot and Staples – North American Same-Store Sales

	Office Depot	Staples	Differential (bps)
2000	0%	4%	-400
2001	-8%	-5%	-300
2002	-2%	1%	-300
2003	-4%	4%	-800
2004	3%	4%	-100
2005	3%	3%	0
2006	2%	3%	-100
2007	-5%	-3%	-200
Total Over Last 8-Yr Period			**-2200**

Source: Company reports

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Staples' 7-year CAGR is 7.5 Times Office Depot's

Office Depot and Staples - North American Retail Sales
7 Year CAGR – ODP: 0.70%
7 Year CAGR – SPLS: 5.26%
Sales in millions
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
2000
2001
2002
2003
2004
2005
2006
2007
ODP NA Retail Sales
SPLS NA Retail Sales

Source: Company reports

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In Their Own Words: A Long List of Ongoing Issues*

Issues Facing the Company Entering 2005

- Functionally-aligned organization with no divisional leadership
- Limited growth opportunities
- Duplicate costs due to non-integrated systems
- IT systems in disarray and impeding growth
- Non-integrated acquisitions, most running independently with duplicate overhead, multiple strategies and few synergies
- Minimal process definition and sophistication
- Duplicate supply chain
- Operating margin gap versus largest competitor and no plan to close gap
- Stagnant growth
- Losing market share
- Aging stores and no plans to improve / standardize store format. Many versions of a new store format had been attempted but none finalized or proven
- 700 different store sets and at least five different retail formats – inconsistency in shopping experience and service, and lack of differentiation
- Contributed to $385M in charges from inception through the end of 2007

Office DEPOT 14

Source: Office Depot Investor Presentation, March / April 2008

**Permission to excerpt was neither sought nor obtained.*

SAME PROBLEMS EXIST THREE YEARS LATER: OFFICE DEPOT'S MANAGEMENT AND BOARD ARE STILL NOT "TAKING CARE OF BUSINESS"

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Management Leadership Concerns

- **High turnover rate:**
  - 3 Chief Executive Officers and an interim Chief Executive Officer over the span of 5 years
  - 4 North American Presidents since 1999
  - 3 Presidents Business Solutions since 2000
  - 5 Executive Vice Presidents of Merchandising since 2000, search currently underway
  - 3 Chief Financial Officers since 2000

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Corporate Governance Concerns

- **Weak oversight**
  - Recent SEC investigation of improper accounting of vendor payments
  - Multiple earnings restatements
  - CFO recently resigned
  - Standard & Poors has recently put Office Depot under negative credit watch

- **Multiple board members with over 10 year tenures – despite a company guideline limiting terms to 10 years**

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What the Woodbridge Nominees Offer

- **Our experienced nominees will provide much needed leadership and experience to the Office Depot Board**
  - ➢New voice for shareholders
  - ➢Fresh perspective on the company's strategic and operational initiatives
  - ➢Independent, highly-qualified industry experts with relevant, hands-on retail experience
  - ➢Strong executive and corporate governance experience as CEOs, COOs and board members
  - ➢Significant turn-around experience
  - ➢Strong commitment to address challenges and implement change, working with the full board

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Mark Begelman

- **Former President and COO of Office Depot**
  - Over 10 years of management experience in the office products and supply industry and over 35 years of experience in retail merchandising.
  - Co-founded Office Club, an office supply retailer, in 1986. Opened 52 stores in 4 years and took the company public in 1989. Mr. Begelman served as Chief Executive Officer of Office Club since he co-founded it until 1991 when Office Club merged with Office Depot, a merger in which Office Club's shareholders received a 25% premium.
  - Following the merger, Mr. Begelman served as President and Chief Operating Officer of Office Depot from 1991 to 1995.
  - After leaving Office Depot in 1995, Mr. Begelman founded Mars Music, a musical instrument retailer growing to over 52 superstores.
  - Following his time at Mars Music, Mr. Begelman served as President of MDB222 Inc., a management consulting firm.
  - Mr. Begelman was named the Financial News' CEO of the year in 1992. Mr. Begelman was also awarded Ernst & Young Entrepreneur of the Year two separate times, first in 1990 and then again in 1998.

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Martin E. Hanaka

- **Former Chief Executive Officer of The Sports Authority, Inc.; former President and Chief Operating Officer and director of Staples, Inc.; and interim Chief Executive Officer and current non-executive Chairman of the Board of Golfsmith International Holdings, Inc.**
  - ➢Over 35 years of experience in retail merchandising.
  - ➢He was the President and Chief Operating Officer of Staples, Inc. from 1994 to 1997 and served as a director from 1996 to 1997.
  - ➢From 1998 until 2003, Mr. Hanaka was the Chief Executive Officer of The Sports Authority, Inc., where he served as Chairman of the Board from 1999 until 2004. At The Sports Authority, Mr. Hanaka led the very successful turnaround of the $1.5 billion retailer.
  - ➢Currently, he is the interim Chief Executive Officer and non-executive Chairman of the Board of Golfsmith International Holdings, Inc., a golf products retailer.
  - ➢Mr. Hanaka is also a director of Trans World Entertainment Corp., one of the largest specialty music and video retailers in the United States.
  - ➢In addition, Mr. Hanaka currently is a principal of Retail Executions, a retailing consulting firm. Mr. Hanaka also serves on the Board of Governors of the Boys & Girls Club of America.

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Why We Are Targeting Odland and Fuente

Steve Odland

- As CEO, Steve Odland should be held responsible for the decline of Office Depot
- Shares have declined 70% over the last two years
- Mr. Odland blames the macro economic environment for Office Depot's decline in all key retail metrics while Staples continues to outperform it in the same environment
- In fact, Mr. Odland received more than $17.8 million in total compensation in 2007, an 85% increase over 2006, despite the company's poor performance*

David I. Fuente

- David Fuente has served on the Office Depot board for 21 years, well beyond the company guideline limiting terms to 10 years
- As a board member, he has participated in the decline of the company
- Operating profit declined 68% between 1996 and 2000 under Mr. Fuente's leadership and operating margins declined by 370 basis points
- Office Depot shares declined 59% from the point when Mr. Begelman departed (and Mr. Fuente stayed on as CEO) to when Mr. Fuente was ultimately replaced as CEO
- Given declining results, Mr. Fuente was replaced as CEO by Bruce Nelson in 2000
- Between May 11 and May 12, 2006, Mr. Fuente sold 1 million shares at prices ranging between $43.90 - $45.86 per share, at the stock's highest ever peak

**Based on grant date fair value of the options*

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Office Depot's Record Speaks For Itself – The Time for Change is Now

- The status quo is no longer acceptable; Office Depot needs change now.
- Office Depot's shareholders have heard before many of the promises included in the company's turn-around plan, but we have seen little in the way of results.
- Shareholders need new voices on the board to ensure that the company meets its commitments to improve performance and increase shareholder value.
- Our highly-qualified nominees each have over 35 years of retail experience and exceptional expertise in the office supply retailing space.
- Our nominees will work with the entire board to revitalize the Company, redefine Office Depot's position in the marketplace and increase shareholder value.

Vote "FOR" the election of Woodbridge's nominees to serve as directors on the Office Depot board on the GOLD proxy card

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WSJ/MarketWatch, "CEOs on the Hot Seat; Which Will be in their Jobs in 12 Months?"*

Weekend Investor

'Worst' CEOs of Year -- of 2008, That Is

Steve Odland

Office Depot (ODP)

Friday's close: **$12.22**

52-week change: **down 67%**

$42
35
28
21
14
7
2007
'08

January 6, 2008:

"Wall Street's love affair with Office Depot soured in July after Mr. Odland told investors an eight-quarter 'streak' of double-digit gains in earnings per share had come 'to a halt.' Three months later, a whistle-blower complaint led to an audit-committee review into the timing of funds due to and received from vendors.

"When third-quarter results were released in November, not only did the company announce a minor multiquarter restatement, but Mr. Odland also said he was 'very disappointed' as earnings per share slid for the second straight quarter. Office Depot's stock has since slumped to a low of just above $12. At the same time, rival Staples forecasts 'low-teens' earnings-per-share growth for the past year; its stock has held fairly stable during Office Depot's rise and fall."

**Permission to excerpt was neither sought nor obtained.*

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The Palm Beach Post, "Office Depot to Move into Big New Digs at Lousy Time"*

The Palm Beach Post

March 30, 2008:

"Office Depot's earnings are down. Its chief executive is under fire. The Delray Beach-based office supply retailer is under pressure to cut costs and boost profits.

"So is this the right time to be moving into a grandiose new headquarters?"

**Permission to excerpt was neither sought nor obtained.*

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In Their Own Words: Disappointment and Excuses*

Steve Odland, Chairman and CEO:

- **First Quarter Earnings Call, April 26, 2007:** *"While **no company is completely immune from the effect of external events**, we have established an environment here that insures that our team has every incentive to optimize results for our customers, employees and shareholders over time."*
- **Second Quarter Earnings Call, July 26, 2007:** *"**We are frustrated that were not able to grow earnings at the same rate as in the previous two years**... Sales growth in North America was flat in the second quarter, down 3% from the first quarter, reflecting a continuation of the macroeconomic conditions that we began to experience in the first quarter."*
- **Third Quarter Earnings Call, November 20, 2007:** *"Now turning to the third quarter, although we grew our Company's sales by 2% versus the third quarter last year, **we are very disappointed with our results**. ... In North American Retail the quarter was highly promotional, with disappointing sales and margin impacts, and vendor programs support was less than expected. In International, a weak performance in the United Kingdom negatively impacted results. As expected, our North American Business Solutions Division, we had impact of customer mix and cost increases contribution to the weaker results thought the quarter."*
- **Third Quarter Earnings Call, November 20, 2007:** *"**We are very disappointed in our third quarter results** and remain concerned about the economic environment over the next few quarters. We are also very unhappy with our stock price. Unfortunately, we have cleared the balance sheet of cash, and our operating cash flows declined, so we don't have the opportunity to buy back shares at the time when we believe they are a huge value...We will do everything we can to produce for our shareholders while simultaneously taking care of our customers and continuing to make progress on the long-term growth strategy."*
- **Fourth Quarter Earnings Call, February 26, 2008:** *"**2007 clearly was a difficult year and we're very disappointed with our quarter four results**.... Sales to date in the first quarter remain sluggish in the US and the UK. While we're doing everything we can, it will be difficult to rejuvenate growth until the macro conditions improve... Earnings per share will be down versus the prior year in the first half of 2008. But we're doing our best to cut spending and shore up margins..."*

**Permission to excerpt was neither sought nor obtained.*

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